AMENDMENT TO AMENDED AND RESTATED AGREEMENT

THIS AMENDMENT TO AMENDED AND RESTATED AGREEMENT (the “Amendment”) dated as of March 14, 2011, is entered into by and between Document Security Systems, Inc., a New York corporation (together with its successors, the "Company"), and Fletcher International, Ltd., a company domiciled in Bermuda (together with its successors, the "Purchaser").  Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Agreement (as defined below), as applicable.

WHEREAS, the parties entered into that certain Amended and Restated Agreement, dated as of February 18, 2011 (the “Agreement”); and

WHEREAS, the parties desire to amend certain provisions of Section 11 of the Agreement as more fully set forth herein;

NOW, THEREFORE, for and in consideration of the mutual covenants, representations and warranties herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Section 11 of the Agreement is amended by:

(a) deleting Section 11(a) thereof in its entirety and inserting in lieu thereof the following new Section 11(a):

"(a) If the Company is a party to any transaction which results in a Change of Control, Purchaser and its assigns shall have the rights set forth in the Warrants regarding Changes of Control in addition to the rights contained in this Agreement.  The Company agrees that it will not enter into an agreement with an Acquiring Person resulting in a Change of Control unless such agreement expressly obligates the Acquiring Person to assume upon consummation of the Change of Control all of the Company's obligations under this Agreement and the Warrants including, but not limited to, the share issuance, registration and other provisions regarding the Common Stock contained herein and therein.  The Company shall not consummate any agreement with any prospective or actual Acquiring Person regarding a Change of Control unless and until the Company shall have received Stockholder Approval (as defined below).  Regardless of whether any such agreement exists, it shall be a breach of this Agreement by the Company if a Change of Control shall occur prior to receipt of such Stockholder Approval.  For the avoidance of doubt, Stockholder Approval shall be required only with respect to Section 11(a)(iv) and the definition of “Stock Adjustment Measurement Price.”  Stockholder Approval shall not be required for the exercise by Purchaser of any right under this Agreement or the Warrants, or for the compliance by the Company of any other obligation under this Agreement or the Warrants.  From and after the occurrence of a Change of Control and regardless of whether the Acquiring Person expressly assumes the Company's obligations:

(i)           all references to the Company in this Agreement shall be references to the Acquiring Person;

(ii)          all references to Common Stock in this Agreement shall be references to the securities for which the Common Stock are exchanged in the Change of Control (or if none, the most widely-held class of voting securities of the Acquiring Person);

(iii)         all references to the Average Price shall be references to such price with respect to the Acquiring Person;

(iv)         all references to the Later Investment Price in this Agreement shall be references to the Stock Adjustment Measuring Price (as defined below); and

(v)          Purchaser may deliver one or more Later Investment Notices to the Acquiring Person."; and

(b) inserting at the beginning of Section 11(f) immediately following the phrase "“Stock Adjustment Measuring Price” means" the following phrase: ", from and after the date on which Stockholder Approval is obtained,"; and

(c)  inserting the following new Section 11(g):

"(g)         “Stockholder Approval” means, solely in connection with Section 11(a)(iv) and the definition of “Stock Adjustment Measurement Price", approval by stockholders of the Company of the issuance of Common Stock to Purchaser hereunder and/or upon exercise of the Warrants by Purchaser in accordance with Section 713(a) of the NYSE AMEX LLC Company Guide.".

2.           Except as set forth in this Amendment, the other provisions of the Agreement shall remain in full force and effect in accordance with their respective terms.  The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the parties under the Agreement or any of the other agreements entered into by the parties in connection therewith.

3.           This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

DOCUMENT SECURITY SYSTEMS, INC.

By:	/s/ Patrick White
Name:	Patrick White
Title:	CEO

FLETCHER INTERNATIONAL, LTD.,
by its duly authorized investment advisor,
FLETCHER ASSET MANAGEMENT, INC.

By:	/s/ Denis J. Kiely
Name:	Denis J. Kiely
Title:	Authorized Signatory

By:	/s/ Stewart Turner
Name:	Stewart Turner
Title:	Authorized Signatory

[Signature Page to Amendment to Amended and Restated Agreement]